Exhibit 99.1

NEWS

NEWS FOR IMMEDIATE RELEASE:	October 7, 2008
Bank of Granite Corporation
Decides Not To Split Stock
GRANITE FALLS, NORTH CAROLINA—Bank of Granite Corporation (NASDAQ: GRAN) (the “Company”) announced that its Board of Directors has decided not to pursue a previously announced 5-for-4 stock split that was to be effective for shareholders of record on October 17, 2008. The decision not to split the shares is in light of current market conditions for financial stocks and the best interest of Bank of Granite Corporation shareholders.
Bank of Granite Corporation’s common stock trades on The NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage. Bank of Granite operates 22 full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes—and a loan production office in Guilford County. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in Fayetteville, Greensboro/High Point, and Salisbury, North Carolina, in addition to Bank of Granite’s markets.
For further information, please contact Scott Anderson, Chief Executive Officer, at
Voice (828) 345-6866 or Internet SAnderson@bankofgranite.com.
Disclosures About Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of our Company and our management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.

P.O. Box 128 Granite Falls, NC 28630	www.bankofgranite.com